UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2008

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

A discussion of certain features of January 2008 amendments to the Company’s bank credit facility with BTMU Capital Corporation, as agent, are discussed below in Item 8.01 of this Current Report.

Item 2.02 Results of Operations and Financial Condition

On May 19, 2008, NexCen Brands, Inc. issued a press release that included an announcement of certain preliminary financial results for the first quarter ended March 31, 2008. A copy of the press release, which also discussed other matters addressed in this Current Report, is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

A discussion of certain features of January 2008 amendments to the Company’s bank credit facility with BTMU Capital Corporation, as agent, are discussed below in Item 8.01 of this Current Report.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 19, 2008, the Company will notify The Nasdaq Stock Market that it will not timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 with the Securities and Exchange Commission. The Company also will notify the Nasdaq of the matters discussed in Item 4.02 of this Current Report. As a result, the Company will not be in compliance with the Nasdaq Marketplace Rule 4310(c)(14) as of May 20, 2008. The Nasdaq requires, among other things, that the Company timely file all required reports with the Securities and Exchange Commission. The Company intends to file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, and expects to complete any required amendments to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as promptly as possible following the resolution of the matters discussed below in Item 4.02 of this Current Report.

The Company expects that the Nasdaq will notify the Company that the delay in filing the Form 10-Q constitutes noncompliance with the Nasdaq's listing requirements. Upon receipt of such notification, the Company will initiate the appeal process by requesting a hearing before the Nasdaq Listing Qualifications Panel. The Company expects that, pending a decision by the panel, the securities of the Company will remain listed on the Nasdaq.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On May 15, 2008, authorized officers of the Company, after a review of the Company’s prior public filings and the terms of the January 2008 amendments to its bank credit facility, concluded that disclosures regarding certain features of the January 2008 amendments to its bank credit facility in connection with the acquisition by one of the Company’s wholly-owned subsidiaries of substantially all of the assets of Great American Cookie Franchising, LLC and Great American Manufacturing LLC (the “Cookie Acquisition”) were neither contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2008 nor the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as originally filed with the Securities and Exchange Commission on March 21, 2008. In the Annual Report on Form 10-K, the January 2008 amendments to the bank credit facility were discussed in two footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2007 (Note 8(a), regarding the credit facility and Note 24, regarding subsequent events) and descriptions of the Company’s bank borrowings in other portions of the Annual Report, including descriptions of the bank credit facility described in Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations under the caption “Liquidity and Capital Resources.”  These features of the January 2008 amendments, which are discussed below in Item 8.01 of this Current Report, have raised significant concerns about the Company’s liquidity and capital resources. Based on information that has become known to us between the filing of our Annual Report and the date of this Current Report on Form 8-K, we currently believe that there is substantial doubt about the Company’s ability to continue as a going concern and, pending completion of the independent review discussed below, substantial doubt also may have existed at the time the Company filed its Annual Report. This independent review will, among other things, assess what the facts were at the time of the filing of the Annual Report. While the Company is continuing to review all of the relevant facts and circumstances, due to uncertainties surrounding the going concern issue, and in light of the disclosure considerations that affect two of the footnotes to the Company’s audited financial statements, the authorized officers of the Company concluded that the Company’s audited financial statements for the fiscal year ended December 31, 2007, as contained in the Annual Report, should no longer be relied upon. After discussion with KPMG, no reliance should be placed on KPMG’s audit report dated March 20, 2008 on the Company's consolidated financial statements as of December 31, 2007 and 2006 and each of the years in the three-year period ended December 31, 2007 or its report dated March 20, 2008 on the effectiveness of internal control over financial reporting as of December 31, 2007, as contained in the Annual Report.

To assist the Company in evaluating and resolving the circumstances surrounding the going concern issue, public disclosures regarding the January 2008 amendments to the Company’s bank credit facility and the need to reevaluate the effectiveness of the Company’s disclosure controls and procedures, the audit committee of the Company’s board of directors has retained independent counsel to conduct an independent review of the situation. Upon completion of the independent review, the audit committee expects to discuss the findings with KPMG. Management, together with the audit committee, will then determine what changes will be required to be made to the Annual Report. The changes to the Annual Report may include (1) additional footnote disclosure regarding the January 2008 amendments to the Company’s bank credit facility; (2) footnote disclosure regarding going concern considerations; (3) revisions to certain of the disclosures contained in the Annual Report that relate to the Company’s bank credit facility, as amended in January 2008, the Company’s prospective liquidity concerns, and financial condition and risks related to such liquidity concerns; and (4) a revised audit report from KPMG. The Company also is further evaluating the effect of these matters on management's assessment of internal control over financial reporting as of December 31, 2007.

In addition, until the independent review is completed and the Company amends its Annual Report on Form 10-K for the year ended December 31, 2007, the Company does not intend to file the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

Because these matters relate to amendments to the Company’s bank credit facility, which were effected in January 2008, they are treated as a subsequent event with respect to the fiscal year ended December 31, 2007. These bank credit facility amendments affect footnote disclosures in the Company’s financial statements and the audit report thereon of KPMG. The Company does not expect to change the reported financial results contained in the financial statements that were included in the Annual Report.

The authorized officers of the Company have discussed the matters disclosed in this Item 4.02 with KPMG.

A discussion of matters relating to the January 2008 amendments to the Company’s bank credit facility and resulting liquidity considerations are discussed below in Item 8.01 of this Current Report.

Item 8.01 Other Events

The Company amended its existing bank credit facility with BTMU Capital Corporation in January 2008 in connection with the Cookie Acquisition. As previously reported in a Current Report on Form 8-K filed on January 29, 2008, the amendments were entered into to allow the Company to borrow an additional $70 million to finance a portion of the purchase price for the Cookie Acquisition. The total amount outstanding under the facility as of March 31, 2008 was $178 million.

The January 2008 amendments were effected through a series of documents, including an Omnibus Amendment. In addition, Company subsidiaries involved in the Cookie Acquisition entered into a Security Agreement Supplement, dated January 29, 2008, which amended the Security Agreement that was signed when the bank credit facility was originally established in March 2007. In light of first quarter 2008 performance and revised, preliminary cash flow forecasts prepared in May 2008 following the hiring of a new Chief Financial Officer in late March 2008, management focused attention on terms of the amendments that had not been discussed in the Company’s prior public filings. Specifically, these terms included various changes to the priority of cash distributions from “lockbox accounts” established in connection with the bank credit facility, as well as an accelerated redemption feature applicable to $35 million of the $70 million that was borrowed in January 2008 in connection with the Cookie Acquisition. (We refer to this $35 million borrowing as the “Factory Note” because it is secured by the cookie dough factory that was acquired in the Cookie Acquisition.)

Pursuant to the bank credit facility, substantially all of the revenues earned by the Company’s franchise and brand management businesses are collected in “lockbox accounts” and are disbursed on a periodic basis pursuant to the terms of the Security Agreement (as it has been supplemented since March 2007). Such distributions to the Company were intended to cover ordinary course operating expenses of the Company’s franchise and brand management businesses. The January 2008 amendments subordinated a portion of these distributions to the Company to the payment of certain amounts to the bank lenders, including accrued but unpaid interest and required principal amortization payments under the bank credit facility. In addition, the January 2008 amendments provided that after payment of this subordinated amount to the Company, all remaining collected cash from the Company’s franchise businesses and the cookie dough factory not needed to operate those businesses (and without regard to corporate overhead or expenses of the Company’s brand management businesses) would be applied to reduce the then-outstanding principal amount of the Factory Note until the Factory Note is repaid in full.

These changes to the cash distribution priorities in the bank credit facility were intended to provide the lenders with greater assurance of receiving regular interest and principal amortization payments and to accelerate repayment of the Factory Note (which matures in January 2013). In addition, they have the effect of substantially reducing the amount of operating cash flow from the Company’s franchise businesses and the cookie dough factory that will be available to the Company prior to repayment of the Factory Note for payment of corporate overhead and other expenses not directly incurred by the Company’s franchise businesses and the cookie dough factory.

The Security Agreement Supplement also provides that if the outstanding amount of the Factory Note is more than $5 million on October 17, 2008, a principal payment will be required to reduce the outstanding principal amount to $5 million. (The Security Agreement Supplement gives the lender the option to extend this accelerated principal repayment obligation to July 2009.) As of March 31, 2008, the outstanding principal amount of the Factory Note was approximately $33 million.

The foregoing description of the terms of the January 2008 amendments is qualified in its entirety by the terms and conditions of the Omnibus Amendment, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2008, and the Security Agreement Supplement, dated January 29, 2008, which is filed as Exhibit 10.1 to this Current Report.

Based on preliminary projections as of the date of this Current Report on Form 8-K, the Company expects that without changes to the frequency of the lockbox account disbursements under its bank credit facility or other measures that might enhance its liquidity, the Company could face a cash shortfall in mid- to late-June 2008 and again in August 2008. Based on these projections, which include the Company making its scheduled debt service payments, the Company estimates that the maximum amount of the cash deficiency could be approximately $7-10 million through October 17, 2008 (prior to the principal repayment on the Factory Note). The Company also will need additional cash to make the required principal payment on the Factory Note on October 17, 2008, and the Company currently estimates that such payment will be approximately $21 million. The Company is continuing to review and refine its cash forecasts, and the amounts outlined above are subject to changes, uncertainties and risks, including the uncertainties of future events.

The Company is actively exploring options to enhance its liquidity, including potential capital market transactions, the possible sale of one or more of its businesses, discussions with the Company’s lender regarding possible additional amendments to the bank credit facility, and our other strategic options. The Company has engaged FTI Consulting, Inc. to review the Company’s cash flows and projections to help it develop a near-term liquidity plan to address the Company’s short-term liquidity needs. As disclosed in our existing filings, one of our directors, Jack Dunn, is also Chairman and Chief Executive Officer of FTI. The Board has determined that Mr. Dunn remains an independent director under the standard for independence set forth in our corporate governance guidelines, in view of the fact that the services being provided by FTI are immaterial to FTI. In addition, pursuant to the Company’s policies and procedures with respect to related party transactions, the Nominating and Corporate Governance Committee has determined that the arrangement with FTI is in the best interests of the Company and its shareholders. The Company also expects to retain an investment bank to provide advice on its strategic options.

This Current Report on Form 8-K contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expectations for the development of our business, plans to expand the offerings of our brands and businesses, expectations for the future performance of our brands and comments about estimated or anticipated future financial results. When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include: (1) as a result of our inability to file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 within the required timeframe and the possible need to amend our Annual Report on Form 10-K for the year ended December31, 2007, it is possible that we may be subject to the Nasdaq delisting proceedings, governmental investigations and third-party claims, (2) our acquisitions may not be successful, may involve unanticipated costs or difficulties or delays in being integrated with our existing operations, or may disrupt our existing operations, (3) we may not be successful in operating or expanding our brands or integrating our acquisitions into our overall business strategy, (4) any failure to meet our debt obligations would adversely affect our business and financial conditions, and our need for additional near-term liquidity could result in a sale of one or more of our businesses at less than an optimal price or an inability to continue to operate one or more of our businesses, (5) our marketing, licensing and franchising concepts and programs may not result in increased revenues, expansion of our franchise network or increased value for our trademarks and franchised brands, (6) we depend on the success of our licensees and franchisees for future growth, (7) our near-term liquidity needs and the impact of our failure to file our required periodic reports on a timely basis may adversely affect our ability to retain existing, or attract new, employees, franchisees, and licenses, (8) our near-term liquidity needs may be higher or lower than our current expectations and (9) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Security Agreement Supplement, dated January 29, 2008, by and among NexCen Holding Corporation, GAC Manufacturing, LLC, GAC Supply, LLC and BTMU Capital Corporation.

99.1	Press release, dated May 19, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 19, 2008.

NEXCEN BRANDS, INC.

/s/ Robert W. D’Loren
By:	Robert W. D’Loren
Its:	Chief Executive Officer and President